Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (numbers: 333-175121, 333-126286, 333-117337, 333-106886, 333-106884, 333-106883, 333-41248, 033-92812, 033-92816, 033-92814 and 333-38735) of Dollar Tree, Inc. of our report dated October 29, 2014 relating to the financial statements of Family Dollar Stores, Inc., which appears in this Current Report on Form 8-K of Dollar Tree, Inc.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
July 7, 2015